EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statement File No. 333-18765, No. 333-19419, No. 333-40605, No. 333-40607, No. 333-40609, No. 333-53900, No. 333-82263, No. 333-82265, No. 333-82271, No. 333-82480 and No. 333-83630.

ARTHUR ANDERSON LLP

Cleveland, Ohio,
April 12, 2002.